Exhibit 99.1

MRV Reports Second-Quarter 2015 Results

•	Growth of New Products in Network Equipment and Increased Operating Efficiencies Deliver Operating Income of $803,000 -

•	Executing Strategy to Focus on Packet and Optical Networking Solutions with Sale of Network Integration Business-

CHATSWORTH, Calif.- Aug. 10, 2015 -MRV Communications (NASDAQ: MRVC), a global provider of packet and optical networking solutions, reported financial results for the three- and six- months ended June 30, 2015.

“We have made significant progress toward our goal of transforming the company into a leading provider of end-to-end packet and optical solutions for metro services edge networks,” stated MRV president and chief executive officer Mark Bonney. “As separately announced, we entered into an agreement on August 7, 2015 to sell our Network Integration business, and we achieved several notable Network Equipment highlights. We secured our first customer for both OptiPacket™ and our complete portfolio with CentraCom, a long-time MRV user who values our reliability, performance and customer service. Based on this experience and our new low-power, high-capacity and intelligent solutions, CentraCom selected MRV to expand its network and service portfolio, demonstrating our capability as an end-to-end solutions provider. Also, OptiDriver™ traction continued, as we expanded to a total of 65 customers at quarter end. Our new customers include a variety of regional and national service providers, Internet exchanges and data centers, many of which chose MRV for our 100G solutions.

“In addition to product and customer progress, we delivered significantly improved financial results. In particular, Network Equipment revenue grew over 12% and increased its operating income by $2.0 million when compared to the second quarter a year ago. We will continue to focus on building our position serving the rapidly expanding metro edge market.”

Second Quarter 2015 Results as compared to Second Quarter 2014

•	Total revenue was $42.7 million, compared to $43.1 million.

◦	Network Equipment revenue of $24.5 million grew 12.4%, compared to $21.8 million.

◦	Network Integration revenue was $18.2 million and when calculated on a constant currency basis would have been $22.6 million, compared to $21.4 million.

•
Total gross margin increased to 35.3% from 34.3%, reflecting the larger contribution of revenue from Network Equipment, which had gross margins of 48.7%, compared to Network Integration which had gross margins of 17.2%. Total gross profit would have been $0.7 million, or 5%, higher for the three months ended June 30, 2015 had foreign exchange rates remained the same as they were in the three months ended June 30, 2014.

•
Total GAAP operating expenses decreased to $14.3 million, or 33.5% of total revenue, from $15.9 million, or 36.9% of total revenue, reflecting improved efficiencies while maintaining the ongoing commitment to develop, market and support a differentiated product road map for the Network Equipment business.

•
GAAP operating income improved $1.9 million to $0.8 million. Both Network Equipment and Network Integration had positive GAAP operating income at $0.5 million and $1.5 million respectively, which were partially offset by corporate operating expenses of $1.3 million.

•	Non-GAAP operating income improved $1.7 million to $1.3 million, from a non-GAAP operating loss of $0.4 million.

•	GAAP net loss improved $2.0 million to $0.3 million, or $0.04 per share, from $2.3 million, or $0.31 per share.

•	Non-GAAP net income improved $1.8 million to $0.2 million, or $0.03 per share, from a non-GAAP net loss of $1.6 million, or $0.22 per share.

A reconciliation of the non-GAAP measures to GAAP measures is provided in the attached table.

Year-to-date June 30, 2015 Results as compared to year-to-date June 30, 2014

•
Total revenue amounted to $81.5 million, compared to $85.4 million. Network Equipment revenue was $46.8 million, up 6%. Network Integration revenue was $34.8 million, down 16%, primarily due to unfavorable currency exchange. Total revenue would have been $8.0 million, or 10% higher for the six months ended June 30, 2015 had foreign currency exchange rates remained the same as they were for the six months ended June 30, 2014.

•
Year-to-date, total gross margin increased to 35.5%, from 32.8%, reflecting the larger contribution of revenue from Network Equipment, which had gross margins of 50.2%, compared to Network Integration which had gross margins of 15.7%. Total gross profit would have been $1.2 million, or 4%, higher for the six months ended June 30, 2015 had foreign exchange rates remained the same as they were in the six months ended June 30, 2014.

•
GAAP operating results improved to breakeven from a $5.0 million loss in 2014. Both Network Equipment and Network Integration had positive GAAP operating income at $0.3 million and $2.0 million respectively, which were offset by a corporate operating expense of $2.4 million.

•	Non-GAAP operating income improved $4.7 million to $1.2 million, from a non-GAAP operating loss of $3.4 million.

•	GAAP net loss was $1.3 million, or $0.19 per share, a $5.1 million, or $0.70 per share improvement versus 2014.

•	Non-GAAP net loss improved $4.7 million to $0.3 million, or $0.05 per share, from a non-GAAP net loss of $5.0 million, or $0.69 per share.

Cash Flow Highlights
At June 30, 2015, cash and equivalents were $13.5 million, compared to $22.4 million at December 31, 2014. From January 1, 2015 through June 30, 2015, the company used $4.5 million to repurchase 468,456 shares and $5.4 million to retire short-term debt.

Sale of Network Integration Business
In a separate release issued today, MRV announced it entered into an agreement on August 7, 2015 to sell Tecnonet S.p.A., its network integration subsidiary based in Rome, Italy. The consideration includes a cash payment by Maticmind to MRV of €15.6 million at closing plus a cash payment by Tecnonet to MRV of €4.1 million prior to closing to repay an outstanding intercompany obligation. MRV is entitled to seek and procure third party debt financing for Tecnonet to provide the funds for this payment, and Maticmind is obligated to assume this debt at closing. Within 60 days of closing, the parties are required to make a post-closing adjustment based on changes in debt and cash of Tecnonet between June 30, 2015 and closing, as provided for in the purchase agreement. The transaction is subject to stockholder approval at a special meeting to be held as promptly as reasonable on or before November 30, 2015.

Additional Information:
In connection with the proposed transaction, the Company will file a proxy statement and other materials with the Securities and Exchange Commission (“SEC”) in the near future. THE COMPANY URGES INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors may obtain free copies of the proxy statement (when available) as well as other filed documents containing information about the Company at http://www.sec.gov, the SEC’s free Internet site.

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information regarding the executive officers and directors of the Company will be included in the proxy statement to be filed with the SEC with respect to the Company’s upcoming special meeting of stockholders. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Conference Call Information:
MRV Communication's second quarter 2015 financial results conference call is scheduled to take place on Aug. 10, 2015 at 5:00 p.m. ET. To access the call in the U.S. please dial 800-753-9188, and for international calls dial 719-785-1748 approximately 10 minutes prior to the start of the conference. The conference ID is 5309177. The conference call will also be broadcast live at www.mrv.com where it will be available for replay for 90 days. In addition, a replay will be available via telephone for one business day, beginning two hours after the call. To listen to the replay, in the U.S. please dial 877-870-5176, and internationally dial 858-384-5517. The access code is 5309177.

About MRV Communications
MRV Communications is a global supplier of packet and optical solutions that power the world’s largest networks. MRV products combine innovative hardware with intelligent software to make networks smarter, faster and more efficient. Dedicated to the continued success of our customers, MRV enables service providers, data center operators and large enterprises to cost-effectively evolve their networks to address mission-critical applications, such as high-capacity cloud and data center connectivity, business services, mobile backhaul and the migration to virtualized and programmable networks. Founded in 1988, MRV is headquartered in Southern California with additional marketing, research and development facilities outside of Boston and in Israel. For more information please visit www.mrv.com.

Non-GAAP Measures
The company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. The company's non-GAAP financial measures exclude the impact of stock-based compensation expense, fair value adjustments, litigation costs, severance and related restructuring costs, and other non-recurring expenses, which the company believes are not indicative of its core operating results. The company used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the company's financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

Certain revenue information is presented on a constant currency basis. The company presents this supplemental revenue information, because it believes doing so facilitates a comparison of its operating results from period to period without regard to changes resulting solely from fluctuations in currency rates. The company calculates constant currency revenue growth by comparing current-period revenues to prior-period revenues with both periods converted at the U.S. Dollar/local currency average foreign exchange rate for each month of the prior period for the currencies in which it does business.

Forward Looking Statements
This press release may contain statements regarding future financial and operating results of MRV, management's assessment of business trends, and other statements about management's future expectations, beliefs, goals, plans or prospects and those of the market segments in which MRV is engaged that are based on management's current expectations, estimates, forecasts and projections about MRV and its consolidated businesses and the respective market segments in which MRV's businesses operate, in addition to management's assumptions. Statements in this press release regarding MRV's future financial and operating results, which are not statements of historical facts, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "appear," "believe," "estimate," "expect," "intend," "may," "should," "plan," "project," "contemplate," "target," "foresee," "goal," "likely," "will," and "would" or variations of such words and similar expressions, are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance nor guarantees that the events anticipated will occur or expected conditions will remain the same or improve. These statements involve certain risks, uncertainties and assumptions, the likelihood of which are difficult to assess and may not occur, including risks that each of its business segments may not make the expected progress in its respective market, or that management's long-term strategy may not achieve the expected results. Therefore, actual outcomes, performance and results may differ from what is expressed or forecast in such forward-looking statements, and such differences may vary materially from current expectations.

For further information regarding risks and uncertainties associated with MRV's businesses, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of MRV's SEC filings, including, but not limited to its annual report on Form 10-K for the year ended December 31, 2014, copies of which may be obtained by contacting MRV's investor relations department or by visiting MRV's website at http://www.mrv-corporate.com or the SEC's EDGAR website at http://www.sec.gov.

All information in this release is as of August 10, 2015 unless otherwise stated. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV's expectations.

IR Contact:
Cathy Mattison/Kirsten Chapman, LHA, (415) 433-3777, ir@mrv.com

MRV Communications, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenue:
Product revenue	$31,156	$30,671	$59,487	$62,215
Service revenue	11,558	12,453	22,000	23,227
Total revenue	42,714	43,124	81,487	85,442
Cost of Revenue:
Cost of product	20,072	19,210	37,835	40,112
Cost of services	7,550	9,132	14,684	17,297
Total cost of revenue	27,622	28,342	52,519	57,409
Gross profit	15,092	14,782	28,968	28,033
Operating expenses:
Product development and engineering	5,310	5,392	10,435	10,970
Selling, general and administrative	8,979	10,516	18,541	22,038
Total operating expenses	14,289	15,908	28,976	33,008
Operating Income (loss)	803	(1,126)	(8)	(4,975)
Interest expense	(50)	(40)	(99)	(190)
Other expense, net	(281)	(420)	(301)	(387)
Income (loss) before provision for income taxes	472	(1,586)	(408)	(5,552)
Provision for income taxes	752	681	940	932
Net Loss	$(280)	$(2,267)	$(1,348)	$(6,484)

Net loss per share — basic	$(0.04)	$(0.31)	$(0.19)	$(0.89)
Net loss per share — diluted	$(0.04)	$(0.31)	$(0.19)	$(0.89)

Weighted average number of shares:
Basic	6,988	7,360	7,059	7,322
Diluted	6,988	7,360	7,059	7,322

MRV Communications, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(unaudited)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$13,516	$22,422
Restricted time deposits	194	235
Accounts receivable, net	43,118	43,513
Other receivables	10,924	11,012
Inventories, net	17,316	21,683
Income taxes receivable	—	558
Deferred income taxes	670	535
Other current assets	6,004	5,454
Total current assets	91,742	105,412
Property and equipment, net	4,605	4,890
Deferred income taxes	1,777	2,105
Intangible assets, net	1,275	1,364
Other assets	653	801
Total assets	$100,052	$114,572

Liabilities and stockholders' equity
Current liabilities:
Short-term debt	$—	$5,402
Deferred consideration payable	233	233
Accounts payable	23,242	24,327
Accrued liabilities	14,732	14,545
Deferred revenue	13,394	13,527
Other current liabilities	408	297
Total current liabilities	52,009	58,331
Other long-term liabilities	4,623	5,271
Commitments and contingencies

Stockholders' equity:
Preferred Stock, $0.01 par value: Authorized — 1,000 shares; no shares issued or outstanding	—	—
Common Stock, $0.0017 par value:
Authorized — 16,000 shares
Issued — 8,318 shares in 2015 and 8,242 shares in 2014
Outstanding — 6,993 shares in 2015 and 7,386 in 2014	270	270
Additional paid-in capital	1,285,015	1,284,483
Accumulated deficit	(1,221,840)	(1,220,492)
Treasury stock — 1,325 shares in 2015 and 856 shares in 2014	(14,962)	(10,412)
Accumulated other comprehensive income	(5,063)	(2,879)
Total stockholders' equity	43,420	50,970
Total liabilities and stockholders' equity	$100,052	$114,572

MRV Communications, Inc.
Segmented Operating Data
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue
Network Equipment	$24,536	$21,833	$46,813	$44,152
Network Integration	18,195	21,355	34,783	41,408
Total before intersegment adjustments	42,731	43,188	81,596	85,560
Intersegment adjustments	(17)	(64)	(109)	(118)
Total	$42,714	$43,124	$81,487	$85,442

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Gross profit
Network Equipment	$11,959	$11,185	$23,503	$21,944
Network Integration	3,133	3,598	5,464	6,088
Total before intersegment adjustments	15,092	14,783	28,967	28,032
Intersegment adjustments	—	(1)	1	1
Total	$15,092	$14,782	$28,968	$28,033

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating Expenses
Network Equipment	$11,439	$12,688	$23,181	$26,287
Network Integration	1,600	1,894	3,426	3,538
Total before intersegment adjustments	13,039	14,582	26,607	29,825
Corporate unallocated operating expenses and adjustments	1,250	1,326	2,369	3,183
Total	$14,289	$15,908	$28,976	$33,008

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating Income (loss)
Network Equipment	$520	$(1,503)	$322	$(4,343)
Network Integration	1,533	1,704	2,038	2,550
Total before intersegment adjustments	2,053	201	2,360	(1,793)
Corporate unallocated operating loss and adjustments	(1,250)	(1,327)	(2,368)	(3,182)
Total	$803	$(1,126)	$(8)	$(4,975)

Non-GAAP reconciliation
Three Months Ended June 30, 2015 and 2014
(Unaudited, in thousands except per share data)

	Consolidated amounts		Network Equipment		Network Integration
	2015	2014	2015	2014	2015	2014
Revenue:
GAAP revenue	$42,714	$43,124	$24,519	$21,769	$18,195	$21,355
Cost of revenue
GAAP cost of revenue	27,622	28,342	12,560	10,585	15,062	17,757
Stock-based charges	(25)	(33)	(25)	(33)	—	—
Non-GAAP adjusted cost of revenue	$27,597	$28,309	$12,535	$10,552	$15,062	$17,757

Gross profit:
GAAP gross profit	$15,092	$14,782	$11,959	$11,184	$3,133	$3,598
Stock-based charges	25	33	25	33	—	—
Non-GAAP adjusted gross profit	$15,117	$14,815	$11,984	$11,217	$3,133	$3,598

Operating expenses:
GAAP Product development and engineering	$5,310	$5,392	$5,310	$5,391	$—	$—
Stock-based charges	(44)	(50)	(44)	(50)	—	—
Non-GAAP Product development and engineering	$5,266	$5,342	$5,266	$5,341	$—	$—

GAAP Selling, general & administrative	7,729	9,192	6,129	7,297	1,600	1,894
Stock-based charges	(76)	(103)	(67)	(87)	(9)	(16)
Severance	(159)	(211)	(159)	(211)	—	—
Litigation costs	(41)	(82)	—	(82)	(41)	—
Non-GAAP Selling, general & administrative	$7,453	$8,796	$5,903	$6,917	$1,550	$1,878

GAAP Corporate charges (1)	1,250	1,324	—	—	—	—
Stock-based charges	(100)	(142)	—	—	—	—
Severance	(37)	—	—	—	—	—
Litigation costs	(4)	(96)	—	—	—	—
Non-GAAP Corporate charges	$1,109	$1,086	$—	$—	$—	$—
GAAP operating expenses	$14,289	$15,908	$11,439	$12,688	$1,600	$1,894
Non-GAAP operating expenses	$13,828	$15,224	$11,169	$12,258	$1,550	$1,878

GAAP operating income (loss) (1)	$803	$(1,126)	$520	$(1,504)	$1,533	$1,704
Stock-based charges	245	328	136	170	9	16
Severance	196	211	159	211	—	—
Litigation costs	45	178	—	82	41	—
Non-GAAP adjusted operating income (loss)	$1,289	$(409)	$815	$(1,041)	$1,583	$1,720

Non-GAAP reconciliation
(continued)
Three Months Ended June 30, 2015 and 2014
(Unaudited, in thousands except per share data)

	Consolidated amounts		Network Equipment		Network Integration
	2015	2014	2015	2014	2015	2014
Net Income (loss) (1)
GAAP net income (loss)	$(280)	$(2,267)	$200	$(1,577)	$1,011	$575
Stock-based charges	245	328	136	170	9	16
Severance	196	211	159	211	—	—
Litigation costs	45	178	—	82	41	—
Income tax impact	(18)	(71)	—	(33)	(16)	—
Non-GAAP adjusted net income (loss)	$188	$(1,621)	$495	$(1,147)	$1,045	$591

Weighted average number of shares	6,988	7,360
GAAP EPS - Basic and Diluted	$(0.04)	$(0.31)
Non-GAAP EPS - Basic and Diluted	$0.03	$(0.22)

(1)
Consolidated amounts presented in the above tables include corporate unallocated operating expenses and intersegment adjustments which are not reflected in Network Equipment or Network Integration, therefore amounts may not total.

Non-GAAP reconciliation
Six Months Ended June 30, 2015 and 2014
(Unaudited, in thousands except per share data)

	Consolidated amounts		Network Equipment		Network Integration
	2015	2014	2015	2014	2015	2014
Revenue:
GAAP revenue	$81,487	$85,442	$46,704	$44,034	$34,783	$41,408
Cost of revenue
GAAP cost of revenue	52,519	57,409	23,200	22,089	29,319	35,320
Stock-based charges	(55)	(53)	(55)	(53)	—	—
Non-GAAP adjusted cost of revenue	$52,464	$57,356	$23,145	$22,036	$29,319	$35,320

Gross profit:
GAAP gross profit	$28,968	$28,033	$23,504	$21,945	$5,464	$6,088
Stock-based charges	55	53	55	53	—	—
Non-GAAP adjusted gross profit	$29,023	$28,086	$23,559	$21,998	$5,464	$6,088

Operating expenses:
GAAP Product development and engineering	$10,435	$10,970	$10,435	$10,970	$—	$—
Stock-based charges	(93)	(73)	(93)	(73)	—	—
Non-GAAP Product development and engineering	$10,342	$10,897	$10,342	$10,897	$—	$—

GAAP Selling, general & administrative	16,174	18,855	12,748	15,317	3,426	3,538
Stock-based charges	(126)	(130)	(111)	(122)	(15)	(8)
Severance	(249)	(472)	(249)	(472)	—	—
Litigation costs	(475)	(82)	—	(82)	(475)	—
Non-GAAP Selling, general & administrative	$15,324	$18,171	$12,388	$14,641	$2,936	$3,530

GAAP Corporate charges (1)	2,367	3,183	—	—	—	—
Stock-based charges	(183)	(219)	—	—	—	—
Severance	(37)	—	—	—	—	—
Litigation costs	(4)	(96)	—	—	—	—
Warrant revaluation charges	—	(406)	—	—	—	—
Non-GAAP Corporate charges	$2,143	$2,462	$—	$—	$—	$—
GAAP operating expenses	$28,976	$33,008	$23,183	$26,287	$3,426	$3,538
Non-GAAP operating expenses	$27,809	$31,530	$22,730	$25,538	$2,936	$3,530

GAAP operating income (loss) (1)	$(8)	$(4,975)	$321	$(4,342)	$2,038	$2,550
Stock-based charges	457	475	259	248	15	8
Severance	286	472	249	472	—	—
Litigation costs	479	178	—	82	475	—
Warrant revaluation charges	—	406	—	—	—	—
Non-GAAP adjusted operating income (loss)	$1,214	$(3,444)	$829	$(3,540)	$2,528	$2,558

Non-GAAP reconciliation
(continued)
Six Months Ended June 30, 2015 and 2014
(Unaudited, in thousands except per share data)

	Consolidated amounts		Network Equipment		Network Integration
	2015	2014	2015	2014	2015	2014
Net Income (loss) (1)
GAAP net income (loss)	$(1,348)	$(6,484)	$(129)	$(4,429)	$1,209	$895
Stock-based charges	457	475	259	248	15	8
Severance	286	472	249	472	—	—
Litigation costs	479	178	—	82	475	—
Warrant revaluation charges	—	406	—	—	—	—
Income tax impact	(192)	(71)	—	(33)	(190)	—
Non-GAAP adjusted net income (loss)	$(318)	$(5,024)	$379	$(3,660)	$1,509	$903

Weighted average number of shares	7,059	7,322
GAAP EPS - Basic and Diluted	$(0.19)	$(0.89)
Non-GAAP EPS - Basic and Diluted	$(0.05)	$(0.69)

(1)
Consolidated amounts presented in the above tables include corporate unallocated operating expenses and intersegment adjustments which are not reflected in Network Equipment or Network Integration, therefore amounts may not total.